EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 27, 2026, relating to the consolidated financial statements of Local Bounti Corporation and subsidiaries, included in the Annual Report on Form 10-K of Local Bounti Corporation for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Whippany, New Jersey

May 15, 2026